                                                                      EXHIBIT 32

                Corporate Responsibility for Financial Reports.

I, Mary W. Patterson, Chief Executive Officer, certify that to my knowledge this quarterly report on Form 10-QSB of Trans-Century Resources, Inc. as of and for

the three months ended March 31, 2004 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in such report fairly presents, in all material respects,

the financial condition and results of operations of Trans-Century Resources, Inc.

Date:  July 25, 2005

By:  /s/ Mary W. Patterson

     ---------------------

     Mary W. Patterson

     Chief Executive Officer

I, Mary W. Patterson, Chief Financial Officer, certify that to my knowledge this quarterly report on Form 10-QSB of Trans-Century Resources, Inc. as of and for

the three months ended March 31, 2004 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in such report fairly presents, in all material respects,

the financial condition and results of operations of Trans-Century Resources, Inc.

Date:  July 25, 2005

By:  /s/ Mary W. Patterson

     -------------------

     Mary W. Patterson

     Chief Financial Officer